Exhibit 99.1

GROUPON ANNOUNCES REVISED FOURTH QUARTER AND FULL YEAR 2011 RESULTS, CONFIRMS FIRST QUARTER GUIDANCE

Refund reserve accrual increased to better reflect Q4 evolution in Groupon’s deal mix.

No change to previously announced Operating Cash Flow and Free Cash Flow results.

CHICAGO—(BUSINESS WIRE)—March 30, 2012—Groupon, Inc. (NASDAQ: GRPN) today announced a revision of its reported financial results for its fourth quarter and year ended December 31, 2011. Groupon also affirmed its guidance for the first quarter of 2012.

The revisions resulted in a reduction to fourth quarter 2011 revenue of $14.3 million. The revisions also resulted in an increase to fourth quarter operating expenses that reduced operating income by $30.0 million, net income by $22.6 million, and earnings per share by $0.04. Financial results for prior periods, including as of and for the nine months ended September 30, 2011, were not affected by the revisions.

There is no change to Groupon’s previously reported operating cash flow of $169.1 million for the fourth quarter 2011 and $290.5 million for the full year 2011. There is also no change to Groupon’s previously reported free cash flow, which is a non-GAAP financial measure that reflects cash flow from operations less purchases of property and equipment, of $155.1 million for the fourth quarter 2011 and $246.6 million for the full year 2011.

The revisions are primarily related to an increase to the Company’s refund reserve accrual to reflect a shift in the Company’s fourth quarter deal mix and higher price point offers, which have higher refund rates. The revisions have an impact on both revenue and cost of revenue. A more detailed explanation of the refund reserve is included in the Critical Accounting Policies and Estimates section of Groupon’s Annual Report on Form 10-K for the year ended December 31, 2011, filed today with the Securities and Exchange Commission (SEC).

“We remain confident in the fundamentals of our business, as our performance continues to highlight the value that we provide to customers and merchants,” said Jason Child, Groupon CFO. Groupon affirmed its guidance contained in its February 8, 2012 press release regarding expectations for first quarter 2012 revenue of $510 million to $550 million and income from operations of $15 million to $35 million.  This guidance includes approximately $35 million for stock-based compensation and acquisition-related expense, and it assumes no material business acquisitions or investments and no further revisions to stock-based compensation estimates.

In conjunction with the completion of the audit of Groupon’s financial statements for the year ended December 31, 2011 by its independent auditor, Ernst & Young LLP, the Company included a statement of a material weakness in its internal controls over its financial statement close process in its Annual Report on Form 10-K for year ended December 31, 2011. The Company has been working for several months with another global accounting firm in preparation for reporting on the effectiveness of its internal controls by the end of 2012, as required following Groupon’s initial public offering last year. The Company continues to implement process improvement initiatives and augment its staffing, and is expanding the accounting firm’s engagement scope to address the underlying causes of the material weakness. Further discussion of the material weakness can be found in the Company’s Form 10-K, filed today with the SEC.

Final financial results for Groupon’s year ended December 31, 2011 are included in its Form 10-K, filed today with the SEC. Revised financial results for Groupon’s fourth quarter ended December 31, 2011 are included in its amended Form 8-K, filed today with the SEC.

Groupon to Webcast First Quarter Financial Results Conference Call on May 14, 2012

The Company also announced today that it intends to hold a conference call to discuss its first quarter 2012 financial results on Monday, May 14th, 2012, at 5:00 p.m. EDT.  The webcast can be accessed live at http://investor.groupon.com.

Extension of Lock-Up Period

In connection with Company’s initial public offering, the underwriters and certain holders of Groupon common stock entered into agreements restricting the sale or transfer of shares of common stock during the 180-day period following the closing of the IPO. These agreements provide for an automatic extension in the event the Company announced that it will release earnings or other material news within the 16-day period following the originally-scheduled expiration of the agreements. These agreements were originally scheduled to expire on May 2, 2012. As a result of the Company’s scheduled release of its earnings on May 14, 2012, the lock-up agreements described above will be automatically extended through June 1, 2012.

Non-GAAP Financial Measures

This release includes the following financial measure defined as a non-GAAP financial measure by the SEC: free cash flow. Groupon believes free cash flow is an important indicator for its business because it measures the amount of cash the Company generates after spending on marketing, wages and benefits, capital expenditures and other items.  Free cash flow also reflects changes in working capital. Free cash flow may be different from similar measures used by other companies.  The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with U.S. GAAP. For a reconciliation of this non-GAAP financial measure to the nearest comparable U.S. GAAP measure, see “Reconciliation of Non-GAAP Financial Measure” included in this release.

Note on Forward-Looking Statements

The statements in this release that refer to plans and expectations for the next quarter or the future are forward-looking statements that involve a number of risks and uncertainties, and actual results could differ materially from those discussed. The risks and uncertainties that could cause our results to differ materially from those included in the forward-looking statements include, but are not limited to, our ability to continue to expand our business and continue revenue growth; our ability to manage the growth of our organization; responding to changes in the markets in which we compete for business; retaining existing merchant partners and adding new merchant partners; competing against smaller competitors and competitors with more financial resources than us; developing new product and service offerings that are appealing to customers; maintaining a strong brand; effectively dealing with challenges arising from our international operations; integrating our technology platforms; managing refund risks; retaining our executive team; litigation; regulations, including the CARD Act and regulation of the Internet; tax liabilities; tax legislation; maintaining our information technology infrastructure; security breaches; protecting our intellectual property; handling acquisitions, joint ventures and strategic investments effectively; seasonality; payment-related risks; customer and merchant partner fraud; global economic uncertainty; compliance with rules and regulations associated with being a public company; and our ability to raise capital if necessary.  We urge you to refer to the factors included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-K for the year ended December 31, 2011, copies of which may be obtained by visiting the Company’s Investor Relations web site at http://investor.groupon.com or the SEC’s web site at www.sec.gov. Groupon’s actual results could differ materially from those predicted or implied and reported results should not be considered an indication of future performance.

You should not rely upon forward-looking statements as predictions of future events. Although Groupon believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements reflect Groupon’s expectations as of March 30, 2012. Groupon undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this earnings release to conform these statements to actual results or to changes in its expectations.

Groupon encourages investors to use its investor relations website as a way of easily finding information about the Company. Groupon promptly makes available on this website, free of charge, the reports that the Company files or furnishes with the SEC, corporate governance information (including Groupon’s Code of Conduct), and select press releases and social media postings.

Contacts:
Groupon Investor Relations	Groupon Public Relations
Kartik Ramachandran, 312-999-3098	Julie Mossler, 312-242-2033
ir@groupon.com

Reconciliation of Non-GAAP Financial Measures

Free Cash Flow

The following is a reconciliation of free cash flow to the most comparable U.S. GAAP measure, “Net cash provided by operating activities,” for the years ended December 31, 2011, 2010, and 2009, and the three months ended December 31, 2011 and 2010:

	Three Months Ended December 31,		Year Ended December 31,
	2010	2011	2009	2010	2011
	(in thousands)
	(unaudited)
Net cash provided by operating activities	$51,919	$169,077	$7,510	$86,885	$290,447
Purchases of property and equipment	(8,589)	(13,986)	(290)	(14,681)	(43,811)
Free cash flow	$43,330	$155,091	$7,220	$72,204	$246,636